EXHIBIT 10.3

AGREEMENT TO AMEND TERM LOAN FACILITY AGREEMENT

THIS AGREEMENT TO AMEND TERM LOAN FACILITY AGREEMENT (this “Agreement”) is entered into as of April 28, 2004 by and among:

AMO JAPAN K.K., a corporation incorporated under the laws of Japan and having its registered head office at 13-1, Toranomon 5-chome, Minato-ku, Tokyo 105-0001, (the “Borrower”), and

ADVANCED MEDICAL OPTICS, INC., a corporation incorporated under the laws of Delaware and having its registered head office at 1700 E. St. Andrew Place, Santa Ana, California 92705, USA, as the Guarantor (the “Guarantor”), and

BANK OF AMERICA, N.A., acting through its TOKYO BRANCH, located at Sanno Park Tower 2-11-1, Nagatacho, Chiyoda-ku, Tokyo 100-6114, as a Lender, the Security Agent and the Administrative Agent, and

THE LENDERS, as identified in Schedule I hereof.

PREAMBLE:

(1)	Pursuant to that certain ¥2,500,000,000 Term Loan Facility Agreement, dated as of September 24, 2003 among the Borrower, the Guarantor and the Lenders, as amended or modified from time to time (the “Loan Agreement”), the Lenders have, inter alia, agreed to extend the Loan to the Borrower.

(2)	Pursuant to the provisions of Section 6.2.1 of the Loan Agreement, Borrower has submitted to the Administrative Agent the financial statements of the Borrower for the fiscal year ended December 31, 2003 (the “fiscal year 2003”). However, such financial statements do not meet the requirements stipulated in Section 6.2.1 thereof for the financial statements of the fiscal year 2003 (the “2003 Financial Statements”) which must be submitted by the Borrower.

(3)	Pursuant to a waiver agreement dated March 30, 2004, the Lenders have agreed to waive the requirement of the Borrower to submit the 2003 Financial Statements within ninety (90) days after the end of the fiscal year 2003 and agreed to extend such deadline for an additional thirty (30) days (i.e., within one hundred and twenty (120) days after the end of the fiscal year 2003).

(4)	In light of the refinancing contemplated by the Borrower and the Guarantor, the parties hereto wish to amend certain terms of the Loan Agreement, including the Borrower’s requirement to submit the 2003 Financial Statements pursuant to Section 6.2.1 of the Loan Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

Article 1. (Definitions)

Unless otherwise stipulated, capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Agreement.

Article 2. (Amendment to Section 2.9.)

The Parties agree to amend the first sentence of Section 2.9. of the Loan Agreement as follows:

[Before amendments]

2.9. Voluntary Prepayments

The Borrower may, by giving the Administrative Agent not less than ten (10) Business Days prior written notice to that effect, and subject to the reimbursement for any Funding Losses of the Lenders, prepay all or any part of the Advances (any such part being an integral multiple of 100,000,000 Yen) and interest accrued thereon; provided, however, that the Borrower may not make such prepayment for the first year following the Closing Date.

[After amendments]

2.9. Voluntary Prepayments

The Borrower may, by giving the Administrative Agent not less than four (4) Business Days prior written notice to that effect, and subject to the reimbursement for any Funding Losses of the Lenders, prepay all or any part of the Advances (any such part being an integral multiple of 100,000,000 Yen) and interest accrued thereon.

Article 3. (Amendment to Section 6.2.1.)

The Parties agree to amend Section 6.2.1. of the Loan Agreement as follows:

[Before amendments]

6.2.1. As soon as available but not later than ninety (90) days after the end of each fiscal year, the Borrower shall deliver to the Administrative Agent copies of the financial statements of the Borrower and the Guarantor in Japanese or English in sufficient numbers to be circulated to all Lenders (including, at least, their respective balance sheets and statements of income with related notes specifying significant accounting policies and their impact on such financial statements and all related schedules together with an audit opinion satisfactory to the Administrative Agent) as at the end of and for the fiscal year then ended prepared in accordance with the same accounting principles and on the same basis as the respective financial statements referred to in Section 5.9. and audited and certified by an independent accounting firm with international good reputation.

[After amendments]

6.2.1. As soon as available but not later than ninety (90) days after the end of each fiscal year, the Borrower shall deliver to the Administrative Agent copies of the financial statements of the Borrower and the Guarantor in Japanese or English in sufficient numbers to be circulated to all Lenders (including, at least, their (w) respective balance sheets and statements of income, (x) related notes specifying significant accounting policies and their impact on such financial statements, (y) all related schedules and (z) an audit opinion satisfactory to the Administrative Agent (except for clauses (x), (y) and (z) above for the Borrower for the fiscal year ended December 31, 2003)) as at the end of and for the fiscal year then ended prepared in accordance with the same accounting principles and on the same basis as the respective financial statements referred to in Section 5.9. and (except for the financial statements of the Borrower as at and for the fiscal year ended December 31, 2003) audited and certified by an independent accounting firm with international good reputation, provided that, without prejudice to the generality of the provisions of Section 6.2.5., the Borrower shall provide the Administrative Agent with any financial information of the Borrower concerning its fiscal year ended December 31, 2003 which any of the Lenders may from time to time reasonably request.

Article 4. (Effective Date)

The Parties agree that the amendments to the Loan Agreement pursuant to Articles 2.and 3. hereof shall take effect as of the date of this Agreement.

Article 5. (Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District court shall have exclusive jurisdiction over any legal suit, action or proceeding arising out of or relating to this Agreement.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE THEIR DULY AUTHORIZED REPRESENTATIVES TO EXECUTE THIS AGREEMENT IN FOUR (4) COUNTERPARTS ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

Date:	April 27, 2004

/s/ MASATAKE AKEDO

For:	AMO Japan K.K.

	By:	Masatake Akedo
Representative Director

Date:	April 28, 2004

/s/ YOSHIHIKO ASANO

For:	Bank of America, N.A., Tokyo Branch

	By:	Yoshihiko Asano
	Title:	Managing Director & Branch Manager

Date:	April 28, 2004

/s/ JUNICHI FUKUI

For:	Aozora Bank, Ltd.

	By:	Junichi Fukui
	Title:	General Manager

Date:	April 26, 2004

/s/ VINCENT E. SCULLIN, JR.

For:	Advanced Medical Optics, Inc

	By:	Vincent E. Scullin, Jr.
	Title:	V.P., Treasurer

SCHEDULE I

1. Bank of America, N.A., Tokyo Branch

2. Aozora Bank, Ltd.